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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS



 We consent to the incorporation by reference in the following Registration
 Statements:

  . Form S-8 No. 33-51991 pertaining to the 1994 and 1995 Stock Grants to Union
    Employees,

  . Form S-8 No. 33-51081 pertaining to the 1993 National Steel Corporation Long
    Term Incentive Plan,

  . Form S-8 No. 33-51083 pertaining to the 1993 National Steel Corporation Non-
    Employee Director's Stock Option Plan, and

  . Form S-8 No. 33-51087 pertaining to the National Steel Retirement Savings
    Plan and National Steel Represented Employee Retirement Savings Plan;

 of our report dated January 24, 1996, with respect to the consolidated financial statements and schedule of National Steel Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                Ernst & Young LLP



 Fort Wayne, Indiana
 March 20, 1996